Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in
•	Registration Statement No. 33-52195 on Form S-8

•	Registration Statement No. 33-57759 on Form S-8

•	Registration Statement No. 333-19771 on Form S-8

•	Post- Effective Amendment No.1 on Form S-8 to Registration Statement No. 333-28123 on Form S-4

•	Post- Effective Amendment No.1 on Form S-8 to Registration Statement No. 333-29027 on Form S-4

•	Registration Statement No. 333-61065 on Form S-8

•	Registration Statement No. 333-62205 on Form S-8

•	Registration Statement No. 333-103839 on Form S-8

•	Registration Statement No. 333-145888 on Form S-3

•	Registration Statement No. 333-159065 on Form S-3

•	Registration Statement No. 333-166378 on Form S-8

•	Registration Statement No. 333-166020 on Form S-8

•	Registration Statement No. 333-166019 on Form S-8

•	Registration Statement No. 333-162463 on Form S-4
of our reports dated February 23, 2011, relating to the consolidated financial statements and financial statement schedule of Baker Hughes Incorporated and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of the Company for the year ended December 31, 2010.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 4, 2011